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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number 1-9601


        Date of Report (date of earliest event reported): May 4, 2005


                         K-V PHARMACEUTICAL COMPANY
           (Exact name of registrant as specified in its charter)


              DELAWARE                                 43-0618919
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

        2503 SOUTH HANLEY ROAD
         ST. LOUIS, MISSOURI                              63144
 (Address of principal executive offices)               (Zip Code)



                               (314) 645-6600
            (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act.
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 4, 2005, K-V Pharmaceutical Company (the "Registrant") entered into an agreement under which it acquired a license to the remaining worldwide rights to a first-of-its kind endometriosis product in a transaction valued at $25 million. The Registrant had previously licensed the marketing rights to the product for North America and certain other territories from FemmePharma, Inc.

         In Phase II clinical trials conducted by FemmePharma, the product appeared to reduce endometriosis associated pain with minimal side effects. The clinical trial results suggest a positive impact of the product on the quality of life for women with endometriosis. The Registrant believes that this transaction will allow its Ther-Rx branded drug division to both capitalize upon an attractive branded opportunity in this underserved therapeutic segment in the United States and to partner/license the product in other countries throughout the world.

         The North American rights to the endometriosis product previously licensed from FemmePharma were targeted at a disease affecting an estimated 11 million women in the United States. Now, under the acquisition agreement, the Registrant has secured all worldwide marketing rights, targeted at an estimated 89 million women worldwide, for aggregate consideration of $25 million. The Registrant will now be the sole beneficiary of net sales/earnings for the product and be responsible for conducting Phase III clinical studies and for obtaining regulatory approval, and will not be responsible for any milestone or royalty payments to FemmePharma. As a result of the completion of the transaction, the Registrant expects to incur a one time charge of approximately $30 to $32 million, which includes the write-off of the $25 million plus other investments previously made and which principally relates to in-process research and development.

         During the past year the Registrant's staff evaluated the Phase II data and other information and, as a result, the Registrant has developed and manufactured an additional dosage of the product that it believes will optimize the potential of the product and accordingly, will proceed in a three-leg versus a two-leg Phase III clinical study. The Registrant's present plans call for the Phase III clinical study to begin during the first half of fiscal 2006. The Phase III study and the subsequent data compilation are expected to take approximately 18-24 months from the commencement of the study. The Registrant anticipates that if and when approved, the product will be detailed by Ther-Rx's specialty sales force in the United States that calls on prescribers of women's healthcare products and with partners/licensors in other relevant countries worldwide.

         While the cause of endometriosis is unclear, products used for the treatment of endometriosis in the United States had sales of more than $830 million in calendar year 2004.

         The Registrant has posted this Form 8-K on its internet website at www.kvpharmaceutical.com.


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                                 SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 10, 2005

                                   K-V PHARMACEUTICAL COMPANY


                                   By:  /s/ Richard H. Chibnall
                                      -----------------------------------
                                      Richard H. Chibnall
                                      Vice President, Finance







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